EXHIBIT 23.1


               Consent of Independent Certified Public Accountants


     We have issued our report dated January 30, 2004, accompanying the consolidated financial statements and schedules included in the Annual Report of Color Imaging, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Color Imaging, Inc. on Form S-8 (File No. 333-111506).

                                                /s/ LAZAR LEVINE & FELIX LLP
                                                LAZAR LEVINE & FELIX LLP

New York, NY
February 17, 2004





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